UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 15, 2013

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, Maidenform Brands, Inc. (“Maidenform”) announced that Malcolm Robinson, President, will be leaving Maidenform to pursue other opportunities, effective January 28, 2013.  Under the terms of his November 4, 2011 Employment Agreement with Maidenform, for 12 months following his employment Mr. Robinson will continue to receive his base salary plus an additional increment to defray any medical and disability insurance premiums and expenses.  In addition, each of the long-term incentives granted to Mr. Robinson on December 1, 2011 will vest.

Mr. Robinson’s employment agreement was attached as Exhibit 10.1 to Maidenform’s Current Report on Form 8-K filed on November 8, 2011.

Item 9.01. Financial Statements and Exhibits.

10.1 Full and Final Waiver and Release of Claims

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: January 15, 2013	By:	/s/Chris Vieth
		Name:	Chris Vieth
		Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Full and Final Waiver and Release of Claims

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